Exhibit 10(40)


                 AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT

      AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT (this "Amendment No. 2"), dated as of February 27, 2003, by and between Congress Financial Corporation, a Delaware corporation ("Lender"), and Congoleum Corporation, a Delaware corporation ("Borrower").

                               W I T N E S S E T H

      WHEREAS, Lender, Borrower, Congoleum Financial Corporation, a Delaware corporation ("CFC"), and Congoleum Intellectual Properties, Inc., a Delaware corporation ("CIPI" and, together with CFC, collectively, the "Existing Guarantors" and each individually an "Existing Guarantor"), have entered into financing arrangements pursuant to which Lender has made and may make loans and advances to Borrower as set forth in the Loan and Security Agreement, dated December 10, 2001, as amended by Amendment No. 1 to Loan and Security Agreement, dated September 19, 2002, by and between Lender and Borrower (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement") and other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, together with this Amendment No. 2 (all of the foregoing, including the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements"); and

      WHEREAS, Borrower has requested certain amendments to the Loan Agreement and the other Financing Agreements and Lender is willing to agree to such amendments, subject to the terms and conditions contained herein. By this Amendment No. 2, the parties desire and intend to evidence such amendments.

      NOW, THEREFORE, in consideration of the foregoing, and the respective agreements and covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. Definitions.

            (a) Additional Definitions. As used herein, in the Loan Agreement and in all of the other Financing Agreements, the following terms shall have the meanings given to them below, and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation, the following definitions:

                  (i) "Amendment No. 2" shall mean Amendment No. 2 to Loan and
            Security Agreement, dated as of February 27, 2003, by and between Borrower and Lender; as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                  (ii) "Asbestos Insurance Policies" shall mean, collectively, the insurance policies pursuant to which Borrower is the insured with respect to asbestos related personal injuries, wrongful death or property damage claims, including without limitation the insurance policies listed on Schedule A to Amendment No. 2; each sometimes being referred to herein individually as an "Asbestos Insurance Policy".

                  (iii) "Asbestos Proceedings" shall mean, collectively, all actions, suits, investigations, litigation, proceedings or claims pending or threatened by any Person against Borrower and/or any of its Affiliates or Subsidiaries for asbestos related personal injuries, wrongful death or property damage; each sometimes being referred to herein individually as an "Asbestos Proceeding".

                  (iv) "Asbestos Settlements" shall mean, collectively, all
            arrangements and agreements made or agreed in respect of Borrower and/or any of its Affiliates or Subsidiaries for the purpose of resolving, restructuring, determining, settling, paying, funding, discharging or compromising present or future liabilities or claims arising from or constituting Asbestos Proceedings, including without limitation any settlement agreements, settlement trusts and Permitted Asbestos Settlement Transactions, so long as no judgment for the payment of money is rendered against Borrower or any Obligor or injunction, attachment, garnishment or execution is rendered against Borrower or any Obligor or any of their assets in excess of $5,000,000 in the aggregate (to the extent not covered by insurance in accordance with the terms of such Asbestos Settlement); each sometimes being referred to herein individually as an "Asbestos Settlement".

                  (v) "CFC" shall mean Congoleum Financial Corporation, a
            Delaware corporation, and its successors and assigns.

                  (vi) "CFC/CFI Merger" shall mean the merger of CFC with and into CFI, with CFI as the surviving corporation.

                  (vii) "CFI" shall mean Congoleum Fiscal, Inc., a New York
            corporation, and its successors and assigns.

                  (viii) "CII" shall mean Congoleum International, Inc., a U.S.
            Virgin Islands corporation, and its successors and assigns.

                  (ix) "CIPI" shall mean Congoleum Intellectual Properties,
            Inc., a Delaware corporation, and its successors and assigns.

                  (x) "Congoleum Reorganization" shall mean, individually and collectively, the mergers, dissolutions and transactions effected under the Congoleum Reorganization Agreements and the Congoleum Dissolution Agreements.

                  (xi) "Congoleum Reorganization Agreements" shall mean,
            collectively, the agreements, documents and instruments executed, delivered or filed in connection with, or otherwise evidencing, each of the transactions consented to in Section 2(a) of Amendment No. 2, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                  (xii) "Congoleum Dissolution Agreements" shall mean,
            collectively, the agreements, documents and instruments executed, delivered or filed in connection with, or otherwise evidencing, the dissolution of CII and CIPI consented to in Section 2(b) of Amendment No. 2, as the same now exist or may hereafter be entered into, amended, modified, supplemented, extended, renewed, restated or replaced.

                  (xiii) "CSI" shall mean Congoleum Sales, Inc., a New York
            corporation, and its successors and assigns.

                  (xiv) "EBITDA" shall mean, with respect to any period, an
            amount equal to: (a) the Net Income of Borrower and its Subsidiaries for such period, including any proceeds actually received by Borrower from an Asbestos Insurance Policy, plus (b) depreciation, amortization and, except as set forth below, other non-cash charges for such period (to the extent deducted in the computation of Net Income of Borrower), all in accordance with GAAP, plus (c) Interest Expense for such period (to the extent deducted in the computation of Net Income of Borrower), plus (d) the Provision for Taxes for such period (to the extent deducted in the computation of Net Income of Borrower). Notwithstanding the foregoing, the calculation of EBITDA for any period after September 30, 2002 shall not include the following non-cash charges for such period: (1) asbestos liability reserves, (2) pension liability charges, (3) valuation reserves against deferred tax assets and (4) write-downs of fixed assets.

                  (xv) "Guarantors" shall mean, collectively, the following
            (together with their respective successors and assigns): (A) CFI;
            (B) CSI; and (C) any other Person that from time to time guarantees any or all of the Obligations; each sometimes being referred to herein individually as a "Guarantor".

                  (xvi) "Interest Expense" shall mean, for any period, as
            determined in accordance with GAAP, the total interest expense of Borrower, whether paid or accrued during such period (including the interest component of Capital Leases for such period), including, without limitation, bank fees, commissions, discounts and other fees and charges owed with respect to letters of credit, banker's acceptances or similar instruments, but excluding interest paid in property other than cash and any other interest expense not payable in cash; provided, that, Interest Expense shall not include interest paid in kind (as opposed to in cash).

                  (xvii) "Permitted Asbestos Effects" shall mean, at any time, or from time to time, any effects on or consequences to the Borrower and/or any of its Affiliates or Subsidiaries and their respective businesses, properties, performance, condition (financial or otherwise), operations, prospects or reserves, which are directly attributable to entering into or preparing to enter into any Asbestos Settlement that is entered into after the date hereof or the assertion, existence, negotiation, litigation, payment or other resolution or treatment of any present, future or alleged asbestos-related personal injury, wrongful death and/or property damage claims, whether or not contingent, against and liabilities of Borrower and/or any of its Affiliates and Subsidiaries, provided, that, the liability of Borrower and/or any of its Subsidiaries in respect of such Permitted Asbestos Effects (inclusive of amounts payable or to become payable in respect of any Asbestos Settlement) shall not, in the aggregate, exceed $10,000,000 (to the extent not covered by insurance in accordance with the terms of such Asbestos Settlement); each sometimes being referred to herein individually as a "Permitted Asbestos Effect".

                  (xviii) "Permitted Asbestos Settlement Transactions" shall mean, collectively, the following arrangements: (i) the establishment of a trust or trusts (collectively, the "Prepetition Trust") to assume certain liabilities of Borrower, American Biltrite Inc. ("American Biltrite") and their respective Affiliates arising from or relating to Asbestos Proceedings; and (ii) the assignment of or grant of a security interest by Borrower and/or American Biltrite to the Prepetition Trust in certain rights in and proceeds of Asbestos Insurance Policies; provided, that, (A) each such arrangement shall be completed prior to the commencement of a bankruptcy proceeding of Borrower under the United States Bankruptcy Code, (B) such arrangements shall be entered into in connection with Asbestos Settlements, and (C) at the time of entering into any such arrangement, and after giving effect to such arrangement, no Default or Event of Default shall exist or have occurred and be continuing; each sometimes being referred to herein individually as a "Permitted Asbestos Settlement Transaction".

                  (xix) "Trademark Licensor Agreement" shall mean the Trademark
            Licensor Agreement, dated December 10, 2002, among Lender, Borrower and CIPI, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

            (b) Amendments to Definitions.

                  (i) Adjusted Tangible Net Worth. Section 1.3 of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

                  "1.3 'Adjusted Tangible Net Worth' shall mean, at any time, in accordance with GAAP (except as otherwise specifically set forth below), on a consolidated basis for Borrower and its Subsidiaries (if any), the amount equal to the difference between: (a) the aggregate net book value of all assets of Borrower and its Subsidiaries (excluding the value of patents, trademarks, tradenames, copyrights, licenses, goodwill, leasehold improvements, prepaid assets, Net Income resulting from income or gain derived from the conversion of Indebtedness to equity or forgiveness of Indebtedness, deferred taxes, other intangible assets and other "current assets" and other "non-current assets", as such terms are defined in the most recent audited year-end financial statements of Borrower delivered to Lender, and including, to the extent not included as an other "current asset" or an other "non-current asset", any insurance receivables for asbestos related liabilities), calculating the book value of Inventory for this purpose on a last-in-first-out basis, after deducting from such book values all appropriate reserves in accordance with GAAP (including all reserves for doubtful receivables, obsolescence, depreciation and amortization) and (b) the aggregate amount of the Indebtedness and other liabilities of Borrower and its Subsidiaries (including tax and other proper accruals). Notwithstanding the foregoing, the calculation of Adjusted Tangible Net Worth for any period after September 30, 2002 shall not include the following non-cash charges for such period: (1) asbestos liability reserves, (2) pension liability charges, (3) valuation reserves against deferred tax assets and (4) write-downs of fixed assets."

                  (ii) Indebtedness. Section 1.37 of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

                  "1.37 'Indebtedness' shall mean with respect to any Person, any liability, whether or not contingent, (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments; (b) representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes an account payable to a trade creditor (whether or not an Affiliate) created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods, materials or services that is not overdue by more than ninety (90) days, unless the trade payable is being contested in good faith); (c) all obligations as lessee under leases which have been, or should be, in accordance with GAAP recorded as Capital Leases; (d) any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition; (e) all obligations with respect to redeemable stock and redemption or repurchase obligations under any Capital Stock or other equity securities issued by such Person; (f) all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker's acceptances, drafts or similar documents or instruments issued for such Person's account;
            (g) all indebtedness of such Person in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any consensual lien, security interest, collateral assignment, conditional sale, mortgage, deed of trust, or other encumbrance on any asset of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time; (h) all obligations, liabilities and indebtedness of such Person (marked to market) arising under swap agreements, cap agreements and collar agreements and other agreements or arrangements designed to protect such person against fluctuations in interest rates or currency or commodity values; (i) all obligations owed by such Person under License Agreements with respect to non-refundable, advance or minimum guarantee royalty payments and (j) all obligations owed by such Person in connection with Asbestos Settlements or Asbestos Proceedings, other than (1) payment obligations to professionals in connection therewith and (2) obligations with respect to amounts that are or shall be, under the terms of an Asbestos Settlement or as mandated pursuant to the terms of an Asbestos Proceeding, satisfied other than by payment, directly or indirectly, of an amount by Borrower or a Subsidiary of Borrower."

                  (iii) Interest Rate. Section 1.41 of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

                  "1.41 'Interest Rate' shall mean, as to Prime Rate Loans, a rate equal to three-quarters (0.75%) percent per annum in excess of the Prime Rate and, as to Eurodollar Rate Loans, a rate of three and one-quarter (3.25%) percent per annum in excess of the Adjusted Eurodollar Rate (based on the Eurodollar Rate applicable for the Interest Period selected by Borrower as in effect three (3) Business Days after the date of receipt by Lender of the request of Borrower for such Eurodollar Rate Loans in accordance with the terms of the Loan Agreement, whether such rate is higher or lower than any rate previously quoted to Borrower); provided, that, notwithstanding anything to the contrary contained in the Loan Agreement or the other Financing Agreements, the Interest Rate shall mean the rate of two and three-quarters (2.75%) percent per annum in excess of the Prime Rate as to Prime Rate Loans and the rate of five and one-quarter (5.25%) percent per annum in excess of the Adjusted Eurodollar Rate as to Eurodollar Rate Loans, at Lender's option, without notice, (a) either (i) for the period on and after the date of termination or non-renewal of the Loan Agreement until such time as all Obligations are indefeasibly paid and satisfied in full in immediately available funds, or (ii) for the period from and after the date of the occurrence of any Event of Default, and for so long as such Event of Default is continuing as determined by Lender in good faith and (b) on the Revolving Loans at any time outstanding in excess of the amounts available to Borrower under Section 2 (whether or not such excess(es) arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default)."

                  (iv) Material Adverse Effect. Solely for purposes of Sections 4.2(b), 8.6, 8.7, 8.8, 8.9, 8.11, 8.13, 8.17 and 9.3(b) of the Loan
      Agreement, the term "Material Adverse Effect" shall mean a material adverse effect on (a) the condition (financial or otherwise), business, performance, operations or properties of Borrower (except if such material adverse effect is the direct result of the existence of any Permitted Asbestos Effect); (b) the legality, validity or enforceability of the Loan Agreement or any of the other Financing Agreements (except if such material adverse effect is the direct result of the existence of any Permitted Asbestos Effect); (c) the legality, validity, enforceability, perfection or priority of the security interests, liens, charges or hypothecs of Lender upon the Collateral (except if such material adverse effect is the direct result of the existence of any Permitted Asbestos Effect); (d) the Collateral or the value of the Collateral (except if such material adverse effect is the direct result of the existence of any Permitted Asbestos Effect); (e) the ability of Borrower to repay the Obligations or of any Obligor to perform its obligations under the Loan Agreement or any of the other Financing Agreements (except if such material adverse effect is the direct result of the existence of any Permitted Asbestos Effect); (f) the ability of Lender to enforce the Obligations or realize upon the Collateral or (g) the rights and remedies of Lender under the Loan Agreement or any of the other Financing Agreements.

            (c) Interpretation. All capitalized terms used herein shall have the meanings assigned thereto in the Loan Agreement and the other Financing Agreements, unless otherwise defined herein.

      2. Consents.

            (a) Consent to Congoleum Reorganization.

                  (i) Subject to the terms and conditions contained herein and in the Loan Agreement and in the other Financing Agreements, and notwithstanding anything to the contrary contained in the Loan Agreement, Lender hereby consents, subject to the satisfaction of the conditions set forth herein and in
Section 2(a)(ii) below, to the following transactions:

                        (A) the formation of CFI by CFC in accordance with the applicable Congoleum Reorganization Agreements;

                        (B) the formation of CSI by Borrower in accordance with the applicable Congoleum Reorganization Agreements; and

                        (C) the merger of CFC with and into CFI pursuant to the CFC/CFI Merger, with CFI as the surviving corporation, in accordance with the applicable Congoleum Reorganization Agreements; provided, that, Lender shall have received, in form and substance satisfactory to Lender, either (1) evidence, in form and substance reasonably satisfactory to Lender, of the forgiveness and/or cancellation of the Junior Debt (as defined in the Subordination Agreement, dated December 10, 2001, between Lender and CFC, as acknowledged and agreed to by Borrower) or (2) a subordination agreement, duly authorized, executed and delivered by CFI in favor of Lender, on the terms and conditions set forth in Section 9.10(g) of the Loan Agreement, with respect to the Indebtedness of Borrower to CFC assumed by CFI in connection with the CFC/CFI Merger.

                  (ii) The effectiveness of the consent of Lender to the transactions set forth in Section 2(a)(i) above is subject to the satisfaction of the conditions set forth below:

                        (A) Lender shall have received an original of a Limited Guarantee by each of CFI and CSI (collectively referred to hereinafter as "New Guarantors" and each individually as a "New Guarantor") in favor of Lender with respect to the Obligations of Borrower to Lender (the "New Guarantee"), which shall be in form and substance satisfactory to Lender and which Lender agrees shall be substantially similar to the form and substance of the Limited Guarantee, dated December 10, 2001, by CFC and CIPI in favor of Lender (the "Original Guarantee");

                        (B) Lender shall have received, in form and substance satisfactory to Lender (1) true, correct and complete photocopies of all of the Congoleum Reorganization Agreements and (2) evidence, in form and substance reasonably satisfactory to Lender, that the Congoleum Reorganization Agreements have been (x) duly authorized, executed and delivered by and to the appropriate parties thereto and that the transactions contemplated by the Congoleum Reorganization have been consummated as set forth herein, and (y) if applicable, filed with the Secretary of State of the States of Delaware and New York or other applicable offices;

                        (C) Lender shall have received for each New Guarantor,
(1) a copy of its Certificate of Incorporation, and all amendments thereto, certified by the Secretary of State of the State of New York as of the most recent practicable date certifying that each of the foregoing documents remains in full force and effect and has not been modified or amended, except as described therein, (2) a copy of its By-Laws, certified by the Secretary or Assistant Secretary of each such corporation, and (3) a certificate from its Secretary or Assistant Secretary dated on or about the date of the New Guarantee certifying that each of the foregoing documents remains in full force and effect and has not been modified or amended, except as described therein;

                        (D) Lender shall have received, in form and substance satisfactory to Lender, for each New Guarantor, a Secretary's or Assistant Secretary's Certificate of Directors' Resolutions with Shareholder's Consent evidencing the adoption and subsistence of corporate resolutions approving the execution, delivery and performance by each New Guarantor of the agreements, documents and instruments to be delivered by such New Guarantor pursuant to this Amendment No. 2;

                        (E) prior to the effectiveness of the Congoleum Reorganization, no court of competent jurisdiction shall have issued any injunction, restraining order or other order which prohibits the consummation of the Congoleum Reorganization or any part thereof, and no governmental action or proceeding shall have been threatened or commenced, seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions described in the Congoleum Reorganization Agreements; and

                        (F) the Congoleum Reorganization shall be completed no later than February 28, 2003.

            (b) Consent to Dissolution of CII and CIPI. Subject to the terms and conditions contained herein and in the Loan Agreement and in the other Financing Agreements, and notwithstanding anything contained in the Loan Agreement to the contrary, Lender hereby consents, effective upon the effective date of the applicable Congoleum Dissolution Agreements, to the dissolution of each of CII and CIPI; provided, that, Lender shall have received, in form and substance satisfactory to Lender (i) true, correct and complete photocopies of all of the Congoleum Dissolution Agreements, (ii) evidence, in form and substance reasonably satisfactory to Lender, that the Congoleum Dissolution Agreements have been (A) duly authorized, executed and delivered by and to the appropriate parties thereto, and (B) if applicable, filed with the Secretary of State of the State of Delaware or other applicable offices, and (iii) evidence, in form and substance reasonably satisfactory to Lender, of the valid assignment and transfer of the Trademarks (as defined in the Trademark Licensor Agreement) from CIPI to Borrower. Lender, Borrower and CIPI hereby agree that the Trademark Licensor Agreement shall be deemed terminated effective on the effective date of the dissolution of CIPI.

            (c) Consent to Amendment to Senior Note Indenture. Subject to the terms and conditions contained herein and in the Loan Agreement and in the other Financing Agreements, and notwithstanding anything contained in the Loan Agreement to the contrary, Lender hereby consents to Borrower entering into an amendment to the Senior Note Indenture to permit Borrower to enter into Asbestos Settlements and Permitted Asbestos Settlement Transactions and to amend the covenants and events of default provisions of the Senior Note Indenture so that such provisions shall be, in the good faith determination of Lender, no more restrictive or burdensome to Borrower than the terms and conditions of the Loan Agreement, as amended hereby; provided, that: (i) promptly following the execution and delivery thereof, Lender shall have received, in form and substance satisfactory to Lender, true, correct and complete photocopies of such amendment and all agreements, documents and instruments executed and/or delivered in connection therewith or related thereto, in each case duly authorized, executed and delivered by Borrower and each of the other parties thereto, and (ii) Lender shall have promptly received any other information with respect thereto as Lender may reasonably request.

      3. Assumption of Obligations; Acknowledgments with respect to Congoleum Reorganization. Effective as of the completion of the CFC/CFI Merger, CFI, as the surviving corporation, hereby expressly (i) assumes and agrees to be directly liable to Lender, jointly and severally with CSI, for all Guaranteed Obligations under, contained in, or arising out of the Original Guarantee applicable to CFC arising prior to the effective time of the CFC/CSI Merger, and
(ii) agrees to perform, comply with and be bound by all terms, conditions and covenants of the Financing Agreements applicable to CFC, with the same force and effect as if CFI had originally executed and been an original party signatory to the Original Guarantee

      4. Conditions Precedent to All Revolving Loans and Letter of Credit Accommodations. Section 4.2(a) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                  "(a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Revolving Loan or providing each such Letter of Credit Accommodation and after giving effect thereto, except to the extent that (i) such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) or (ii) such representations and warranties would be, or would be deemed to be, untrue or incorrect as a direct result of the existence of any Permitted Asbestos Effect."

      5. Collection of Accounts. Section 6.3(a) of the Loan Agreement is hereby amended so that the following sentence is added to the end of such Section:

            "Lender acknowledges and agrees that so long as no Default or Event of Default shall exist or have occurred and be continuing, notwithstanding anything to the contrary set forth herein, Borrower shall have no obligation to deposit or direct any Person to remit into a Blocked Account any amounts payable under the terms of an Asbestos Insurance Policy which has been assigned, transferred, pledged or has otherwise become unavailable to Borrower in connection with an Asbestos Settlement, and Borrower has previously notified Lender to that effect."

      6. Collateral Reporting. Section 7.1 of the Loan Agreement is hereby amended so that the following subsections (vii) and (viii) are added to the end of such Section:

                  "(vii) subject to Section 12.7 hereof, on a bi-weekly basis or more frequently as Lender may request, a written report, in a form satisfactory to Lender, setting forth the current status of all Asbestos Proceedings and all Asbestos Settlements (including, without limitation, (i) amounts paid and owed to professionals, and
            (ii) amounts insurers in respect of Asbestos Insurance Policies have agreed to pay Borrower and evidence of such payments); and

                  (viii) subject to Section 12.7 hereof, promptly following the execution and delivery thereof, true and complete copies of all settlement agreements and all other material agreements, documents and instruments related to Asbestos Settlements, in each case duly authorized, executed and delivered by the parties thereto."

      7. Adjusted Tangible Net Worth. Section 9.17 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                  "9.17 Adjusted Tangible Net Worth. At any time that Excess
            Availability is less than $15,000,000, Borrower and its Subsidiaries on a consolidated basis shall have and maintain Adjusted Tangible Net Worth of not less than the amounts set forth below at all times during the periods set forth below:

                  Period                     Minimum Adjusted Tangible Net Worth
                  ------                     -----------------------------------

                  January 1, 2003 through    ($25,500,000)
                  March 31, 2003

                  April 1, 2003 through      ($29,000,000)
                  June 30, 2003

                  July 1, 2003 through       ($34,000,000)
                  September 30, 2003

                  October 1, 2003 through    ($28,500,000)
                  December 31, 2003

                  All times thereafter       ($31,000,000)

            The use of the parentheses in this Section 9.17 is intended to reflect negative numbers. Compliance with this Section 9.17 shall be determined utilizing the formula set forth on Exhibit 9.17 hereto."

      8. Minimum Excess Availability. Section 9.18 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                  "9.18 Minimum Excess Availability. The Excess Availability of
            Borrower shall, at all times be equal to or greater than $5,000,000."

      9. Capital Expenditures. Section 9.19 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                  "9.19 Capital Expenditures. Borrower and its Subsidiaries
            shall not, directly or indirectly, make any Capital Expenditures in excess of: (i) $8,500,000 in fiscal year 2003 and (ii) $7,000,000 in any other fiscal year."

      10. EBITDA. Section 9 of the Loan Agreement is hereby amended so that the following Section 9.23 is added at the end thereof:

                  "9.23 EBITDA. Borrower and its Subsidiaries shall not, as to any fiscal quarter during the fiscal year 2003 of Borrower and its Subsidiaries, permit EBITDA of Borrower and its Subsidiaries commencing on the first day of such fiscal year and ending on the last day of the applicable fiscal quarter set forth below on a cumulative year-to-date basis to be less than the respective amount set forth below opposite such fiscal quarter end year-to-date period:

                  Period                     Minimum EBITDA
                  ------                     --------------

                  January 1, 2003 through    ($8,000,000)
                  March 31, 2003

                  January 1, 2003 through    ($7,750,000)
                  June 30, 2003

                  January 1, 2003 through    ($7,500,000)
                  September 30, 2003

                  January 1, 2003 through    ($5,000,000)
                  December 31, 2003

            The use of the parentheses in this Section 9.23 is intended to reflect negative numbers."

      11. Events of Default.

            (a) Section 10.1(a) of the Loan Agreement is hereby amended so that the following is inserted at the end of such Section:

            "provided, that, notwithstanding anything herein to the contrary, the provisions set forth in Sections 9.5, 9.7, 9.8 and 9.12 hereof shall be understood so as not to limit the entering into a Permitted Asbestos Settlement Transaction."

            (b) Section 10.1(d) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                  "(d) any judgment for the payment of money is rendered against
            Borrower or any Obligor in excess of $500,000 in any one case or in excess of $750,000 in the aggregate, other than such a judgment in respect of a Permitted Asbestos Effect, and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against Borrower or any Obligor or any of their assets;"

            (c) Section 10.1(h) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                  "(h) Intentionally Omitted;"

            (d) Section 10.1(o) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                  "(o) there shall be a material adverse change in the business or assets of Borrower or any Obligor after the date hereof (except if such material adverse change is the direct result of the occurrence and continuance of any Permitted Asbestos Effect); or"

      12. Confidentiality. Section 12 of the Loan Agreement is hereby amended so that the following Section 12.7 is added at the end thereof:

            "12.7  Confidentiality.

                  (a) Lender shall use all reasonable efforts to keep
            confidential, in accordance with its customary procedures for handling confidential information and safe and sound lending practices, any non-public information supplied to it by Borrower pursuant to this Agreement which is clearly and conspicuously marked as confidential at the time such information is furnished by Borrower to Lender, provided, that, nothing contained herein shall limit the disclosure of any such information: (i) to the extent required by statute, rule, regulation, subpoena or court order, (ii) to bank examiners and other regulators, auditors and/or accountants, in connection with any litigation to which Lender is a party, (iii) to Lender or any participant (or prospective participant) or to any Affiliate of Lender so long as Lender or such participant (or prospective participant) or Affiliate shall have been instructed to treat such information as confidential in accordance with this
            Section 12.7, or (iv) to counsel for Lender or any participant (or prospective participant).

                  (b) In the event that Lender receives a request or demand to disclose any confidential information pursuant to any subpoena or court order, Lender agrees (i) to the extent permitted by applicable law or if permitted by applicable law, to the extent Lender determines in good faith that it will not create any risk of liability to Lender, Lender will promptly notify Borrower of such request so that Borrower may seek a protective order or other appropriate relief or remedy and (ii) if disclosure of such information is required by law or pursuant to an order of a Governmental Authority, disclose such information and, subject to reimbursement by Borrower of Lender's expenses, cooperate with Borrower in the reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the disclosed information which Borrower so designates, to the extent permitted by applicable law or if permitted by applicable law, to the extent Lender determines in good faith that it will not create any risk of liability to Lender.

                  (c) In no event shall this Section 12.7 or any other provision of this Agreement, any of the other Financing Agreements or applicable law be deemed: (i) to apply to or restrict disclosure of information that has been or is made public by Borrower, any Obligor or any third party or otherwise becomes generally available to the public other than as a result of a disclosure in violation hereof,
            (ii) to apply to or restrict disclosure of information that was or becomes available to Lender (or any Affiliate of Lender) on a non-confidential basis from a person other than Borrower, (iii) to require Lender to return any materials furnished by Borrower to Lender or prevent Lender from responding to routine informational requests in accordance with the Code of Ethics for the Exchange of Credit Information promulgated by The Robert Morris Associates or other applicable industry standards relating to the exchange of credit information. The obligations of Lender under this Section
            12.7 shall supersede and replace the obligations of Lender under any confidentiality letter signed prior to the date hereof."

      13. Amendment Fee. In addition to all other fees, charges, interest and expenses payable by Borrower to Lender under the Loan Agreement and the other Financing Agreements, Borrower shall pay to Lender, contemporaneously with the effectiveness of this Amendment No. 2, an amendment fee in the amount of $200,000, which fee shall be fully earned and nonrefundable as of the date hereof and may be charged to the loan account of Borrower.

      14. Representations, Warranties and Covenants. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by Borrower, Existing Guarantors and New Guarantors to Lender pursuant to the Loan Agreement and the other Financing Agreements, Borrower and New Guarantors hereby represent, warrant and covenant with and to Lender as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements):

            (a) This Amendment No. 2 and each other agreement or instrument to be executed and delivered by Borrower and New Guarantors hereunder have been duly authorized, executed and delivered by all necessary action on the part of Borrower and New Guarantors party hereto and thereto and, if necessary, their respective stockholders, and is in full force and effect as of the date hereof, as the case may be, and the agreements and obligations of Borrower or New Guarantors, as the case may be, contained herein and therein constitute legal, valid and binding obligations of Borrower and New Guarantors, as the case may be, enforceable against them in accordance with their terms, subject to (i) Permitted Asbestos Effects and (ii) applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

            (b) Neither the execution and delivery of the Congoleum Reorganization Agreements or any other agreements, documents or instruments in connection therewith, nor the filing of any of the applicable merger documents, nor the consummation of the transactions contemplated thereby, nor compliance with the provisions thereof, (i) does or shall result in the creation or imposition of any lien, claim, charge or encumbrance upon any of the Collateral;
(ii) has violated or shall violate any Bulk Sales Act, Bulk Transfer Act or
Article 6 of the UCC, if applicable, the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended, if applicable, or any Federal or State securities laws or any other law or regulation or any order or decree of any court or governmental instrumentality in any respect, (iii) does or shall conflict with or result in the breach of, or constitute a default in any respect under any material mortgage, deed of trust, security agreement, agreement or instrument to which Borrower or any New Guarantor is a party or may be bound, or
(iv) does or shall violate any provision of the Certificate of Incorporation or By-Laws of Borrower or any New Guarantor.

            (c) All of the outstanding shares of capital stock of each New Guarantor have been duly authorized, validly issued and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind. Effective as of the consummation of the Congoleum Reorganization, Borrower shall be the beneficial and direct owner of record of one hundred (100%) percent of the issued and outstanding shares of capital stock of each New Guarantor.

            (d) As of the date hereof, each New Guarantor (i) is a corporation, duly organized and validly existing in good standing under the laws of the State of New York and (ii) is duly licensed or qualified to do business as a foreign corporation and is in good standing in all jurisdictions wherein the character of the properties owned or licensed by it or the nature of its business makes such licensing or qualification to do business necessary, except to the extent that the failure to do so would not be expected to have a Material Adverse Effect; and (iii) has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and will be conducted in the future.

            (e) Except as permitted by the terms of the Financing Agreements, the assets and properties of each New Guarantor are owned by it, free and clear of all security interests, liens and encumbrances of any kind, nature or description, as of the date hereof.

            (f) The CFC/CFI Merger became effective in accordance with the terms of the applicable Congoleum Reorganization Agreements and pursuant to the applicable corporate statutes of the States of Delaware and New York. As of the date of the effectiveness of the CFC/CFI Merger, CFI was and will continue to be and shall be the surviving corporation of the CFC/CFI Merger.

            (g) All actions and proceedings required by the Congoleum Reorganization Agreements, applicable law and regulation were taken prior to the effectiveness of such merger and all transactions required thereunder have been and shall be duly and validly consummated.

            (h) As of the date hereof, no Default or Event of Default has occurred or is continuing.

      15. Conditions Precedent. The effectiveness of this Amendment No. 2 shall be subject to the satisfaction of the following conditions precedent:

            (a) Lender shall have received, in form and substance satisfactory to Lender, an original of this Amendment No. 2, duly authorized, executed and delivered by Borrower and New Guarantors;

            (b) Lender shall have received, in form and substance reasonably satisfactory to Lender, an original of the New Guarantee, duly authorized, executed and delivered by each of the New Guarantors;

            (c) Lender shall have received, in form and substance reasonably satisfactory to Lender, updated Schedules 8.6 and 8.8 (Pending Litigation & Environmental Compliance) to the Information Certificate; and

            (d) As of the date hereof, no Default or Event of Default shall have occurred or be continuing.

      16. Additional Event of Default. Notwithstanding anything to the contrary contained in the Loan Agreement or in any of the other Financing Agreements, in addition to the Events of Default set forth therein, the failure of Lender to receive lien and judgment search results for the jurisdiction of incorporation of Borrower, Existing Guarantors and New Guarantors, the jurisdiction of the chief executive office of Borrower, Existing Guarantors and New Guarantors and all jurisdictions in which assets of Borrower, Existing Guarantors and New Guarantors are located within forty-five (45) days following the date of this Amendment No. 2, which search results shall be in form and substance reasonably satisfactory to Lender, shall also constitute an Event of Default under the Financing Agreements.

      17. Effect of Bankruptcy Filing. Notwithstanding anything to the contrary set forth in this Amendment No. 2 or the other Financing Agreements, Borrower and Lender hereby agree that upon the filing by Borrower or any Obligor (or against Borrower or any Obligor) of a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect, (i) Lender may at its option, without notice, cease making Revolving Loans or arranging for Letter of Credit Accommodations or adjust the lending formulas or amounts of Revolving Loans and Letter of Credit Accommodations available to Borrower and
(ii) each of Borrower and Lender expressly reserves all of its rights and remedies under such laws.

      18. Effect of this Amendment No. 2. Except as modified pursuant hereto, no other changes or modifications in the Loan Agreement or the other Financing Agreements are intended or implied and the Financing Agreements are hereby specifically ratified and confirmed by the parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment No. 2 and the other Financing Agreements, the terms of this Amendment No. 2 shall control; provided, that, in the event that Borrower shall fail to deliver to Lender, by August 31, 2003, evidence, in form and substance reasonably satisfactory to Lender, that Borrower has entered into settlements with at least seventy-five (75%) percent of the plaintiffs in the Asbestos Proceedings ongoing as of the date hereof, then, all of the modifications to the Loan Agreement set forth in this Amendment No. 2 shall automatically and without any further action by Lender, be deemed voided and of no force and effect and the Loan Agreement shall be deemed specifically ratified and confirmed by the parties hereto as if this Amendment No. 2 had never been executed by the parties hereto.

      19. Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of New York without regard to principals of conflicts of laws, but excluding any rule of law that would cause the application of the law of any jurisdiction other that the laws of the State of New York.

      20. Binding Effect. This Amendment No. 2 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

      21. Counterparts. This Amendment No. 2 may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment No. 2, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. This Amendment No. 2 may be executed and delivered by telecopier with the same force and effect as if it were a manually executed and delivered counterpart.

      22. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or reasonably desirable to effectuate the provisions and purposes of this Amendment No. 2.

      IN WITNESS WHEREOF, the parties have caused these presents to be duly executed as of the day and year first above written.

                                            CONGRESS FINANCIAL CORPORATION

                                            By: /s/ Dionne S. Rice
                                                ----------------------------

                                            Title: A VP
                                                   -------------------------


                                            CONGOLEUM CORPORATION

                                            By: /s/ Howard N. Feist III
                                                ----------------------------

                                            Title: Chief Financial Officer
                                                   and Secretary
                                                   -------------------------


ACKNOWLEDGED AND AGREED:

CONGOLEUM FISCAL, INC.,
  for itself and as successor by merger to Congoleum Financial Corporation

By: /s/ Howard N. Feist III
    ----------------------------

Title: Vice President, Treasurer
       and Secretary
       -------------------------


CONGOLEUM SALES, INC.

By: /s/ Howard N. Feist III
    ----------------------------

Title: Vice President, Treasurer
       and Secretary
       -------------------------